                   SUBORDINATION AND INTERCREDITOR AGREEMENT


     SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of March 15, 1995, made by and among VORNADO LENDING CORP., a New Jersey corporation,, having an office at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663 ("Subordinate Mortgagee"); and VORNADO REALTY TRUST, a Maryland real estate investment trust, having an office at Park 80 West, Plaza II, Saddle Brook, New Jersey ("Vornado"); in favor of FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association having an office at 570 Broad Street, B55003, Newark, New Jersey 07102 ("Senior Mortgagee").

                               R E C I T A L S :

     A. Borrower has executed a note dated as of the date hereof, in the original principal amount of Thirty Million Dollars ($30,000,000.00), payable to the order of Senior Mortgagee (the "First Senior Note") and a note dated as of the date hereof, in the original principal amount of One Hundred Dollars ($100.00), payable to the order of Senior Mortgagee (the "Second Senior Note"). The First Senior Note and the Second Senior Note (collectively, the "Senior Notes") together evidence Senior Mortgagee's loan to Borrower (the "Senior Loan") in the aggregate principal amount of $30,000,100.00, made pursuant to the terms of the Credit Agreement dated as of the date hereof, between Borrower and Senior Mortgagee (the "FF Credit Agreement"). All capitalized terms used herein and not specifically defined herein shall have the respective meanings assigned to those terms in the FF Credit Agreement or the Senior
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Notes.  The term "Senior Loan Documents," as used herein, shall have the same meaning assigned to the term "Loan Documents" in the FF Credit Agreement. All principal, interest, default interest, late charges, Senior Mortgagee's attorneys' fees and disbursements and other amounts payable or which will or may become payable by Borrower under the Senior Notes and/or the other Senior Loan Documents (including, without limitation, interest accruing on the outstanding principal amount of the Senior Notes after the date of any filing by or against Borrower or any Guarantor (as hereinafter defined) of any petition in bankruptcy or the commencement by or against Borrower or any Guarantor of any bankruptcy, insolvency or similar proceeding) are herein collectively referred to as the "Senior Debt."

     B. In order to induce Senior Mortgagee to make the Senior Loan to Borrower, (i) Borrower and Alexander's Department Store of Lexington Avenue, Inc. ("Alex-Lex") (collectively, the "Pledgors") have executed and delivered to Senior Mortgagee a certain Pledge Agreement of even date herewith (the "Senior Pledge Agreement"), pursuant to which, inter alia, (x) Borrower, as additional security for the Senior Debt, has pledged to Senior Mortgagee and granted to it a first priority lien and security interest in certain shares of capital stock owned by Borrower, as more particularly described in the Senior Pledge Agreement (the "Stock"), and (y) Alex-Lex, as additional security for the Senior Debt, has pledged to Senior Mortgagee and granted to it a first priority lien and security interest in certain general and limited partnership interests owned by Alex-Lex, as more particularly described in the Senior Pledge





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Agreement (the "Partnership Interests"); and the Stock, Partnership Interests
and other property, collateral and proceeds thereof pledged pursuant to the Senior Pledge Agreement are herein collectively called the "Pledged Collateral"; (ii) Borrower, Alexander's of Fordham Road, Inc. and Alexander's Department Stores of New Jersey, Inc., respectively, as mortgagors, have executed and delivered to Senior Mortgagee, as mortgagee, the mortgages described in Schedule 1 attached hereto and made a part hereof, each in the original principal amount of $30,000,100.00, securing, inter alia, the Senior Notes and covering, inter alia, the lands and premises described in Schedule 1A attached hereto; and (iii) Seven Thirty One Limited Partnership (the "731 Mortgagor"), as mortgagor, has executed and delivered to Senior Mortgagee, as mortgagee, a mortgage described in Schedule 2 attached hereto and made a part hereof, in the original principal amount of $30,000,000.00, securing, inter alia, the First Senior Note and covering, inter alia, the lands described in
Schedule 2A attached hereto (the mortgages described in said Schedule 1 and Schedule 2 are herein collectively referred to as the "Senior Mortgages"). The Senior Mortgages, the Senior Pledge Agreement and certain of the other Senior Loan Documents secure the Senior Debt. Borrower and Guarantors are sometimes herein collectively referred to as the "Obligors" and individually as an "Obligor". All of the real and personal property and other property, rights and/or interests covered by the Senior Mortgages are herein sometimes collectively called the "Properties", and with respect to any one Senior Mortgage, are referred to as a "Property".





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     C.   Borrower has executed one or more notes of even date herewith
(collectively the "Subordinate Note"), in the principal amount of Forty-Five Million Dollars ($45,000,000.00), payable to the order of Subordinate Mortgagee, evidencing Subordinate Mortgagee's loan to Borrower (the "Subordinate Loan") in the same principal amount, made pursuant to the terms of the Credit Agreement dated as of the date hereof, between Borrower and Subordinate Mortgagee (the "Vornado Credit Agreement"). In order to induce Subordinate Mortgagee to make the Subordinate Loan to Borrower, (i) Pledgors have executed and delivered to Subordinate Mortgagee a Pledge Agreement of even date herewith (the "Subordinate Pledge Agreement"), pursuant to which, inter alia, Pledgors, as additional security for the Subordinate Debt, have pledged to Subordinate Mortgagee and granted to it a second priority lien and security interest in the Pledged Collateral, subject and subordinate to the lien, rights and interests granted to Senior Mortgage under the Senior Pledge Agreement; (ii) Borrower, as mortgagor, has executed and delivered to Subordinate Mortgagee, as mortgagee, the mortgages described in Schedule 3 attached hereto and made a part hereof, each in the principal amount of $45,000,000.00, covering the same Properties that are covered by the Senior Mortgages listed on Schedule 1; (iv) the 731 Mortgagor, as mortgagor, has executed and delivered to Subordinate Mortgagee, as mortgagee, the mortgage described in Schedule 4 attached hereto and made a part hereof, in the original principal amount of $45,000,000.00 (provided that such mortgage is stated to secure a total aggregate indebtedness of principal, interest and





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all other sums not exceeding the amount, if any, by which $75,000,000.00 exceeds the amount of the Senior Debt from time to time outstanding), covering the same Property that is covered by the Senior Mortgage under which the 731 Mortgagor is the mortgagor (the mortgages described in said Schedule 3 and Schedule 4 are herein collectively referred to as the "Subordinate Mortgages").

     D. All principal, interest, default interest, late charges and other amounts payable or which will or may become payable by Borrower under, or which is secured by the Subordinate Note, the Subordinate Mortgages, the Subordinate Assignments (as hereinafter defined), the Subordinate Pledge Agreement, the Vornado Credit Agreement and/or any other documents now or hereafter evidencing or securing, in whole or in part, the Subordinate Loan (collectively, the "Subordinate Loan Documents"), including, without limitation, interest accruing on the outstanding principal amount of the Subordinate Note after the date of any filing by or against any Obligor of any petition in bankruptcy or the commencement by or against any Obligor of any bankruptcy, insolvency or similar proceeding, are herein collectively referred to as the "Subordinate Debt".

     E. All sums and indebtedness of any kind or nature whatsoever, (excluding Permitted Fees (as hereinafter defined), which is now owing or may hereafter become owing by any Obligor or any Affiliate of any Obligor to Subordinate Mortgagee or any Affiliate of Subordinate Mortgagee are herein collectively referred to as the "Subordinate Other Debt". Without limiting the





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generality of the foregoing definition of "Subordinate Other Debt", the same shall be deemed to include any debt or indebtedness now or at any time hereafter owing by any Obligor or any Affiliate of any Obligor, which debt or indebtedness or the right to payment of all or any part thereof is acquired by Subordinate Mortgagee or any Affiliate thereof from any third party by assignment or otherwise. The Subordinate Debt and the Subordinate Other Debt are herein collectively called the "Subordinate Indebtedness". The Subordinate Loan Documents and all other documents at any time and from time to time evidencing or securing, in whole or in part, any of the Subordinate Indebtedness are herein sometimes collectively called the "Subordinate Documents".

     F. To further secure the Senior Debt, (i) Borrower, as assignor, has executed and delivered to Senior Mortgagee, as assignee, Assignments of Leases and Rents, each of even date herewith, covering each of the Properties described on Schedule 1A attached hereto; and (ii) the 731 Guarantor, as assignor, has executed and delivered to Senior Mortgagee, as assignee, an Assignment of Leases and Rents of even date herewith, covering the Property described in Schedule 2A attached hereto (collectively, the "Senior Assignments"). To further secure the Subordinate Debt, (i) Borrower, as assignor, has executed and delivered to Subordinate Mortgagee, as assignee, Assignments of Leases and Rents, each of even date herewith, covering each of the Properties described on Schedule 1A attached hereto, and (ii) the 731 Guarantor, as assignor, has executed and delivered to Subordinate Mortgagee, as assignee, an Assignment of Leases and Rents of even





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date herewith, covering the Property described in Schedule 2A attached hereto
(collectively, the "Subordinate Assignments").

     G. Borrower, Senior Mortgagee and Subordinate Mortgagee have entered into a Cash Collateral Account Pledge and Assignment Agreement of even date herewith (the "Cash Collateral Agreement") pursuant to which inter alia, Borrower and Guarantors have established a cash collateral account with Senior Mortgagee (the "Cash Collateral Account") and granted (i) to Senior Mortgagee a first priority security interest in said account to further secure the Senior Debt, and (ii) to Subordinate Mortgagee a second priority security interest in said account to further secure the Subordinate Debt. The Cash Collateral Agreement constitutes a Senior Loan Document as well as a Subordinate Loan Document.

     H. With respect to each Property covered by a Senior Mortgage and a Subordinate Mortgage, the Subordinate Mortgage on such Property will be recorded immediately after the recording of, and will be and remain subordinate to the Senior Mortgage on such Property, all in accordance with the terms and conditions of this Agreement. With respect to each Property covered by a Senior Assignment and a Subordinate Assignment, the Subordinate Assignment on such Property will be recorded immediately after the recording of, and will be and remain subordinate to the Senior Assignment on such Property, all in accordance with the terms and conditions of this Agreement. Each reference in this Agreement to any one or more Senior Mortgage(s) shall be deemed to include the Senior Assignment(s) covering the Property or Properties covered by such





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Senior Mortgage(s).  Similarly, each reference in this Agreement to any one or more Subordinate Mortgage(s) shall be deemed to include the Subordinate Assignment(s) covering the Property or Properties covered by such Subordinate Mortgage(s).

     I. Subordinate Mortgagee has agreed to subordinate (i) the liens of each of the Subordinate Mortgages, the Subordinate Assignments, the Subordinate Pledge Agreement and all other Subordinate Documents, and (ii) Subordinate Mortgagee's right to payment of the Subordinate Indebtedness to
(x) the liens created by the Senior Loan Documents, including, without limitation, the liens of each of the Senior Mortgages, the Senior Assignments and the Senior Pledge Agreement and (y) Senior Mortgagee's right to payment of the Senior Debt, all upon the terms, provisions and conditions hereinafter set forth. Subordinate Mortgagee has also agreed to subordinate its lien on and security interest in the Cash Collateral Account to Senior Mortgagee's lien on and security interest in the Cash Collateral Account upon the terms and conditions set forth herein and in the Cash Collateral Agreement.

     NOW, THEREFORE, in consideration of the premises, and to fulfill Subordinate Mortgagee's covenants given to induce Senior Mortgagee to make the Senior Loan, the parties hereto agree as follows:

     1. Subordination of the Subordinate Mortgages and the other Subordinate Documents.
          (a) The parties hereto agree that (i) the Subordinate Indebtedness is and shall be and remain subordinated in right of





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payment, to the extent and in the manner provided in this Agreement, to the prior payment in full of the Senior Debt; and (ii) each Subordinate Mortgage and the lien created thereby (including, without limitation, any separate lien created thereby on personal property and, with respect to any Subordinate Mortgage which covers any leasehold interest of the mortgagor thereunder, any lien created thereby on any fee title in and to any land or premises which the mortgagor under such Subordinate Mortgage may hereafter acquire), each of the Subordinate Assignments and the lien created thereby, the Subordinate Pledge Agreement and the lien created thereby, the Subordinate Mortgagee's lien on and security interest in the Cash Collateral Account and all other liens, rights and interests now or at any time hereafter created by any of the Subordinate Documents are and at all times shall be junior, subject and subordinate in all respects to each of the Senior Mortgages and the lien created thereunder which covers all or any part of any property covered by any such Subordinate Mortgage (including, without limitation, any separate lien created by such Senior Mortgage on personal property and, with respect to any Senior Mortgage which covers any leasehold interest of the mortgagor thereunder, any lien created thereby on any fee title in and to any land or premises which the mortgagor under such Senior Mortgage may hereafter acquire), each of the Senior Assignments and the liens created thereby, the Senior Pledge Agreement and the lien created thereby and the Senior Mortgagee's lien on and security interest in the Cash Collateral Account, as well as to all of the terms, covenants and conditions contained in the Senior Loan Documents, as





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any of the same may be extended, amended or modified from time to time, subject to the provisions of subparagraph 1(b) below. For all purposes of this Agreement, the term "Senior Debt" shall be deemed to also include any and all amounts that may be advanced from time to time by Senior Mortgagee to cure any default or defaults by any Obligor under any of the Senior Mortgages, the Senior Pledge Agreement, the Senior Assignments or any of the other Senior Loan Documents (such advances herein called "Protective Advances") including, without limitation, any and all amounts which may hereafter be advanced from time to time by Senior Mortgagee (x) to pay real estate taxes, assessments, water and sewer rents, other governmental charges and/or insurance premiums after default by such mortgagor in paying any of the same as and when required pursuant to the terms of the applicable Senior Mortgage, or (y) otherwise to protect or further secure the lien created by any of the Senior Loan Documents.

          (b) Notwithstanding anything herein contained to the contrary, the term "Senior Debt" shall not include, and the liens created by the Subordinate Mortgages and the other Subordinate Loan Documents shall not be subordinate as to lien or payment rights to, any increase in the Senior Debt as a result of any amendment to any of the Senior Loan Documents which (i) increases the applicable interest rate or default interest rate payable on the principal amount of the Senior Notes above the applicable interest rate that would have been in effect under the Senior Loan Documents but for such modification, or
(ii) increases the principal amount of the





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Senior Debt except by reason of any Protective Advances made by Senior
Mortgagee.

     2. Restriction on the Exercise of Subordinate Mortgagee's Remedies. Unless and until the Senior Debt shall have been paid in full, Subordinate Mortgagee shall not commence any action to foreclose the Subordinate Pledge Agreement or any Subordinate Mortgage or otherwise exercise any of its remedies pursuant to or in connection with any of the Subordinate Documents, regardless of whether any default by any party thereunder has occurred. Without limiting the generality of the foregoing restrictions on the exercise of the remedies of Subordinate Mortgagee, until the Senior Debt shall have been paid in full, Subordinate Mortgagee shall not request, seek or obtain the appointment of a receiver for any Property, it being understood and agreed that only Senior Mortgagee may request or obtain the appointment of a receiver for any Property. Subordinate Mortgagee will not oppose or do anything to hinder, delay or interfere with any application or request made by Senior Mortgagee to obtain a receiver for any Property or any other action or act made or taken by Senior Mortgagee to enforce any of its rights and remedies under or pursuant to any of the Senior Mortgages or any of the other Senior Loan Documents.

     3.   Permitted Payments.

          (a) Until the Senior Debt has been paid in full, and regardless of whether any default shall have occurred under any of the Subordinate Documents, Subordinate Mortgagee shall not take, accept, receive, accelerate, demand or institute any proceeding to





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enforce (including, without limitation, the making of an application to any court for the appointment of a receiver), directly or indirectly, in any manner, any payment, prepayment or additional security of, for or on account of all or any part of the Subordinate Indebtedness, except as expressly provided in subparagraph 3(c) below. The foregoing shall not prohibit or restrict the making of any payments of Permitted Fees due and becoming due and payable to Subordinate Mortgagee or any Affiliate thereof. Permitted Fees shall not be deemed to be a part of the Subordinate Indebtedness.

          (b) Subordinate Mortgagee will not cause or permit any Affiliate of Subordinate Mortgagee to do anything to violate the provision of subparagraph 3(a) above or any of the other terms, covenants or conditions of this Agreement applicable to Subordinate Mortgagee.

          (c) Notwithstanding the provisions of subparagraph 3(a) above, as long as (i) no Event of Default under the FF Credit Agreement or any Senior Loan Document shall have occurred and be continuing, and (ii) all accrued interest and other amounts due and payable pursuant to the Senior Note and/or the other Senior Loan Documents shall have been duly paid in accordance with the terms of the Senior Note and the other Senior Loan Documents to and including the date of the permitted payment to Subordinate Mortgagee as described below in this sentence, then Subordinate Mortgagee may accept and retain payment of the accrued and unpaid interest that is then due and payable under the Subordinate Note.





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If Subordinate Mortgagee receives any payment from any Obligor or other Loan
Party in violation of any of the provisions of this paragraph 3, then Subordinate Mortgagee shall deliver such payment to Senior Mortgagee not later than the second Business Day following Subordinate Mortgagee's receipt thereof, in accordance with the provisions of Paragraph 12 hereof. Nothing contained in this Paragraph 3 shall be deemed to modify or release the restrictions contained in Paragraph 2 hereof.

     4. Default under Senior Loan. The occurrence of a Default or Event of Default by any Obligor under any of the Senior Loan Documents shall, without limiting the provisions of Paragraph 2 hereof, impose upon Obligors and Subordinate Mortgagee the obligations and restrictions, and shall result in the occurrence of the events, specified in this Agreement but shall impose no duty on Senior Mortgagee to take any action against any Obligor or to pursue any remedies against any Obligor under any of the Senior Loan Documents or otherwise. Subordinate Mortgagee agrees that it will not object to or otherwise hinder, delay, obstruct or interfere with the exercise by Senior Mortgagee of any of its remedies under any of the Senior Loan Documents following a Default or Event of Default by any Obligor thereunder.

     5. No Prior Liens. As long as the Senior Debt or any part thereof shall remain unpaid, Subordinate Mortgagee shall not acquire by subrogation, contract, purchase, assignment, transfer or otherwise any lien upon or other estate, right or interest (including, without limitation, an interest as a participant with





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another party or parties in any such lien, estate, right or interest) in any
Property (including, without limitation, any such lien, estate, right or interest which may arise with respect to real estate taxes, assessments or other governmental charges) or any rents or revenues therefrom or any other property encumbered by any of the Senior Loan Documents, which lien, estate, right or interest is or may be prior in right to or on parity with any of the Senior Mortgages or any of the other Senior Loan Documents or any extension, consolidation, modification or supplement thereto (subject to the provisions of paragraph 1(b) hereof). Notwithstanding the foregoing, Subordinate Mortgagee may hereafter acquire by assignment the mortgagee's interest in any mortgage on any property (an "Acquired Mortgage"), the lien of which mortgage, immediately prior to such assignment, is senior or junior to the lien of any Senior Mortgage; provided, however, that upon the assignment of such mortgagee's interest to Subordinate Mortgagee, (i) said Acquired Mortgage and the lien created thereby, (ii) any assignment of rents and/or leases and all other documents further evidencing or securing the indebtedness secured by such Acquired Mortgage, and (iii) all of the indebtedness secured by said Acquired Mortgage, assignment of rents and/or leases and/or such other documents and the note(s) or obligations secured thereby (collectively, the "Acquired Mortgage Documents") shall all be and become subject and subordinate, in all respects, to the Senior Debt, the Senior Mortgage and Senior Assignment on said Property and all of the other Senior Loan Documents, and to all amendments, modifications and extensions thereof; and upon Subordinate





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Mortgagee's or its Affiliate's acquiring or otherwise succeeding to the interest of the mortgagee under any Acquired Mortgage Documents, the same shall be deemed to be and become additional Subordinate Documents and the indebtedness secured by the Acquired Mortgage Documents shall be deemed to be and become Subordinate Indebtedness for all purposes of this Agreement, and, accordingly, the Acquired Mortgage Documents and the enforcement of the rights and remedies of the holder thereof shall be subject to the same restrictions, limitations and prohibitions imposed in this Agreement on the enforcement of the rights and remedies of Subordinate Mortgagee under the Subordinate Documents. The subordination of the Acquired Mortgage Documents referred to in the foregoing provisions of this paragraph shall occur automatically upon Subordinate Mortgagee's (or its Affiliate's) acquiring or otherwise succeeding to the interest of the mortgagee under any of the Acquired Mortgage Documents, without the necessity for the execution of any further instrument or agreement; nevertheless, within ten (10) days after written notice and demand given by Senior Mortgagee, Subordinate Mortgagee will execute such documents in recordable form as Senior Mortgagee may reasonably request to confirm such subordination of the Acquired Mortgage Documents and the indebtedness secured thereby. Subordinate Mortgagee will give prompt notice to Senior Mortgagee of any acquisition by Subordinate Mortgagee of any Acquired Mortgage.

     6.   Intentionally Omitted.





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     7.   Casualty; Condemnation.

     7.1 Subordinate Mortgagee hereby assigns and transfers unto Senior Mortgagee, such assignment and transfer to be effective until payment in full of the Senior Debt:

          (a) all of Subordinate Mortgagee's right, title, interest or claim, if any, in and to the proceeds of all policies of insurance covering any one or more of the Properties for application upon the indebtedness secured by or other disposition thereof in accordance with the terms, conditions and provisions of the Senior Mortgages; and

          (b) all of Subordinate Mortgagee's right, title, interest or claim, if any, in and to all awards or other compensation made for any taking or condemnation or all or any part of any Property or Properties, to be applied upon the indebtedness secured by or disposed of in accordance with the terms, conditions and provisions of the Senior Loan Documents;

provided, however, that Subordinate Mortgagee does not, by reason of the foregoing provisions of this Paragraph 7.1, waive any rights or claims against Senior Mortgagee arising out of the misuse or mishandling, if any, of such funds which shall have been actually received by Senior Mortgagee.

     7.2 In the event that, following any such application or disposition of such insurance proceeds, condemnation awards and/or other compensation, the Senior Debt is thereby paid in full, any balance of such proceeds, award or other compensation remains, then





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
Subordinate Mortgagee shall have such right to payment thereto, as it would have in the absence of Paragraph 7.1 above.

     7.3 If Senior Mortgagee, in accordance with the terms, conditions, and provisions of any Senior Mortgage, shall at any time release to any Obligor any of the insurance proceeds, condemnation awards or other compensation described in clauses (a) and (b) of Paragraph 7.1 above for the purpose of repair or restoration of the Property covered by such Senior Mortgage, such release shall not be deemed to be an additional advance under such Senior Mortgage or any other Senior Loan Document.

     8. Approvals and Consents. Without limiting any other term provision or condition of this Subordination Agreement, all rights, elections, approvals and consents exercised, given or made by Senior Mortgagee under any of the Senior Loan Documents which may also be exercised, given or made by Subordinate Mortgagee under any of the Subordinate Documents, including, without limitation, the failure of Senior Mortgagee to take any action which might otherwise be taken by it, shall be deemed automatically and irrevocably agreed to by Subordinate Mortgagee on the terms and conditions specified by Senior Mortgagee, as if Subordinate Mortgagee had in fact exercised such right, made such election, given such approval or consent or omitted to take such action under the specific terms of the Subordinate Documents. In all events, Subordinate Mortgagee will execute such written confirmations, including, without limitation, non-disturbance and attornment agreements with tenant(s) of any Property, as Senior Mortgagee may from time to time elect to execute pursuant to requests of any Obligor and in substantially the same form as executed by Senior Mortgagee, but nothing herein shall impose any duty or obligation on Senior Mortgagee to comply with any such request made by any Obligor.

     9.   Bankruptcy of any Obligor.

     9.1 Upon any liquidation or reorganization of any Obligor or, if any Obligor is a partnership, any general partner of such Obligor or any general partner of such general partner (any such Obligor or general partner is referred to herein as a "Borrower Party") in a bankruptcy, insolvency or receivership proceeding or upon any involuntary liquidation or dissolution of any Borrower Party, every payment or distribution, whether in cash, property or securities, to which Subordinate Mortgagee would be entitled but for this Agreement, shall instead be paid over to Senior Mortgagee for application on account of the Senior Debt. In the event of any Bankruptcy Proceeding, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower or otherwise, any payment or distribution of any kind (whether in cash, securities or other property) which would be payable or deliverable upon or with respect to the indebtedness evidenced and secured by the Subordinate Loan Documents shall be paid or delivered directly to Senior Mortgagee for application (in the case of cash) to, or as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Senior Loan until the Senior Loan shall have been paid in full; and if any such payment or distribution is received by Subordinate Mortgagee prior to such payment in full of the Senior Loan, Subordinate Mortgagee shall be deemed to have received the same in trust for the benefit of Senior Mortgagee, and shall immediately remit such payment or distribution to Senior Mortgagee immediately upon demand therefor. Subordinate Mortgagee shall, upon payment of any sums to Senior Mortgagee pursuant to this Section 9.1, become subrogated to Senior Mortgagee's rights against Borrower in respect of such sums; provided, however, that Subordinate Mortgagee shall not exercise any such right of subrogation unless and until such time as the Senior Indebtedness is paid or repaid, as the case may be, in full.

     9.2 Subordinate Mortgagee irrevocably authorizes Senior Mortgagee (but Senior Mortgagee has no obligation to take any such action), under the circumstances described in Paragraph 9.1 above, to demand, sue for, collect and receive every such payment or distribution described in Paragraph 9.1, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote the full amount of the Subordinate Debt in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote the amount of the Subordinate Indebtedness at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of Senior Mortgagee or in the name of Subordinate Mortgagee or otherwise, as Senior Mortgagee may deem necessary or

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advisable for the enforcement of the provisions of this Agreement. Subordinate
Mortgagee agrees, under the circumstances set forth in Paragraph 9.1 above, promptly to take such action as may be reasonably requested at any time by Senior Mortgagee, to deliver any instruments required to collect the amount of the Subordinate Indebtedness and to file appropriate proofs of claim in respect thereof, to deliver any instruments evidencing the Subordinate Indebtedness to Senior Mortgagee, on demand therefor, and to execute and deliver such powers of attorney, assignments or other instruments as may be requested by Senior Mortgagee in order to enable Senior Mortgagee to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinate Indebtedness. Nothing herein contained shall be deemed to preclude Subordinate Mortgagee from appearing or being heard in any bankruptcy, insolvency, or other similar proceedings affecting any Borrower Party or from accelerating the Subordinate Loan following the occurrence of any of the circumstances described in Paragraph 9.1 above or the issuance or an order for relief under any bankruptcy or insolvency law or code; provided, however, that Subordinate Mortgagee shall not violate the provisions of the last sentence of Paragraph 4 above or collect from any Borrower Party or any Property or any trustee, custodian or other representative of the estate of any Borrower Party any amount due to Subordinate Mortgagee (through subrogation to the rights of Senior Mortgagee, enforcement of the Subordinate Documents or otherwise) or exercise any other remedy against any Borrower Party or any Property until and unless all the Senior
Debt shall have been paid in full.

     10. Priority of Payment Following Default. Without limiting the provisions of Paragraph 3 hereof, upon the occurrence and during the continuation of any Event of Default under any of the Senior Mortgages or any other Senior Loan Document, (a) all amounts payable in respect of the Senior Debt shall be paid in full before any payment or distribution, whether in cash or in other property, shall be made to Subordinate Mortgagee on account of any amounts payable under any of the Subordinate Documents, and (b) during the continuation of any such Event of Default, any payment or distribution, whether in cash or other property, which would otherwise (but for the subordination provisions contained in this Agreement) be payable or deliverable in respect of any amounts payable in respect of the Subordinate Indebtedness and/or any of the Subordinate Documents shall be paid or delivered directly to Senior Mortgagee in respect of any amounts payable in respect of the Senior Debt and/or any of the Senior Loan Documents (including any interest thereon accruing after the occurrence of any such Event of Default) until all such amounts shall have been paid in full or such Event of Default shall have been expressly waived in writing by Senior Mortgagee.

     11.  Rents.

          Without in any way limiting any of the other terms, provisions or conditions of this Agreement, none of the rents, revenues, issues or profits (collectively, "Rents") from any

Property shall be paid to or may be collected on behalf of Subordinate Mortgagee, and all Rents collected by or on behalf of Subordinate Mortgagee shall be paid promptly to Senior Mortgagee (or its receiver) for disposition in accordance with law and the terms, provisions and conditions of the Senior Loan Documents. As long as no Event of Default under any of the Senior Loan Documents is continuing, Vornado or its affiliate, in its capacity as manager under that certain Management Agreement, dated as of February 6, 1995, between Borrower and Vornado (together with such immaterial modifications that have occurred prior to, or as of, the date hereof, the "Management Agreement"), shall have the right to collect the Rents as agent for Borrower; provided, however, that upon demand made by Senior Mortgagee or its receiver during the continuance of any Event of Default under any of the Senior Loan Documents, Vornado shall pay the Rents collected by it promptly (but not later than two
(2) Business Dates after receipt) to Senior Mortgagee (or its receiver). Upon the appointment of a receiver for any Property in connection with a foreclosure action commenced by Senior Mortgagee, Vornado shall exercise reasonable efforts to cause all tenants of said Property to pay rents directly to such receiver. Borrower and each Obligor hereby authorize, direct and consent to Subordinate Mortgagee's and Vornado's paying Rents in accordance with the foregoing requirements of this paragraph 11, and no such payment of Rents by Subordinate Mortgagee or Vornado shall constitute a default or violation of any of the provisions of the Management Agreement.

     12. Delivery of Payments. If any payment or distribution of security or the proceeds of any thereof is collected or received by Subordinate Mortgagee in respect of any of the Subordinate Indebtedness in contravention of any term, condition or provision of this Agreement, Subordinate Mortgagee immediately will deliver the same to Senior Mortgagee, in the form received (except for the endorsement or the assignment by Subordinate Mortgagee where necessary), and, until so delivered, the same shall be held in trust by Subordinate Mortgagee as the property of Senior Mortgagee.

     13. Modification of Senior Loan Documents. Subordinate Mortgagee agrees that, without any notice to or consent by Subordinate Mortgagee, without limiting or diminishing any rights or remedies of Senior Mortgagee hereunder, and without any other action on the part of Senior Mortgagee in respect of Subordinate Mortgagee:

          (a) any demand for payment of the Senior Debt or any part thereof made by Senior Mortgagee may be rescinded, and the Senior Debt, any of the Senior Mortgages, any of the other Senior Loan Documents, the liability of Obligors (or any of them) with respect thereto and any collateral security therefor and any guaranty thereof may from time to time be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released subject to the provisions of paragraph 1(b) hereof;

          (b) the terms and conditions upon which the Senior Loan was or may hereafter be incurred, any of the Senior Loan Documents and any other documents related thereto or executed in connection therewith, including collateral security documents and guaranties, may be amended or modified from time to time, subject to the provisions of paragraph 1(b) hereof;

          (c) any collateral security held by Senior Mortgagee at any time for the payment of the Senior Loan may be sold, exchanged, waived, surrendered or released, subject, however, to the rights of Subordinate Mortgagee under the Cash Collateral Agreement and the Pledge Agreement;

          (d) any Obligor or other person may be released from liability for the payment or collection of the Senior Debt or any part thereof; and

          (e) Senior Mortgagee may exercise or refrain from exercising any right against any Obligor or other person, including, without limitation, any Guarantor, and waive any Default or Event of Default under any of the Senior Loan Documents.

     14. Modification of Certain Agreements. Subordinate Mortgagee and Obligors hereby agree that they will not enter into or permit any Affiliate to enter into any amendment of the Management Agreement or the Leasing Agreement (as hereinafter defined), which amendment provides for the payment of any fees, charges, commissions or other sums payable to Subordinate Mortgagee (or any Affiliate that is a successor to the rights and obligations of Subordinate Mortgagee thereunder) in excess of the Permitted Fees. As used in this Agreement, "Permitted Fees" means, with respect to the Management Agreement or the Leasing Agreement, the fees, charges, commissions or other sums payable to Subordinate Mortgagee (or such Affiliate) pursuant to such agreement, including, without limitation, as the same may be adjusted from time to time in accordance with or as contemplated by the terms of the Management Agreement as in effect as of the date hereof or the terms of the Leasing Agreement as in effect on the date hereof; and "Leasing Agreement" means that certain Real Estate Retention Agreement, dated as of July 20, 1992, among Vornado, Inc. (as predecessor to Subordinate Mortgagee), Keen Realty Consultants and Borrower.

     15. Collection of Funds. Without limiting the other provisions hereof or of any of the Senior Mortgages, all funds which any Obligor may be required to deposit under the terms of both the Senior Mortgage and Subordinate Mortgage on any Property shall be deposited with Senior Mortgagee under the terms of the Senior Mortgage.

     16. Further Assurances. Subordinate Mortgagee will and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Senior Mortgagee may reasonably request, in order to protect any right or interest granted hereby or to enable Senior Mortgagee to exercise and enforce its rights and remedies hereunder.

     17. Waiver of Notice, Etc. For purposes of this Agreement, Subordinate Mortgagee hereby waives promptness, diligence, notice of acceptance and any other notice (other than notices required of

Senior Mortgagee pursuant to this Agreement or any other written agreement between the parties hereto) with respect to the Senior Loan, the Senior Loan Documents and this Agreement, and Subordinate Mortgagee hereby waives any requirement that Senior Mortgagee protect, secure, perfect or take any other measures with respect to any security interest or lien or any property subject thereto or exhaust any right or take any action against Borrower or any other Obligor or entity or any of the Properties or any collateral.

     18. Notices. (a) Senior Mortgagor and Subordinate Mortgagee shall notify the other, in writing, of any Default under the Senior Loan Documents or the Subordinate Loan Documents, respectively, promptly after the occurrence of such Default. Any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) delivered by an overnight delivery service of outstanding national reputation, (c) transmitted by postage prepaid, U.S. registered or certified mail, or (d) except with respect to notices of default or acceleration, transmitted by telex, telecopier or facsimile machine to the parties as follows:


          If to Senior Mortgagee:

          First Fidelity Bank, N.A.
          550 Broad Street
          B55015
          Newark, New Jersey  17102
          Attn:  Robert T. Matthews, Vice President

          With a copy sent simultaneously to:

          Herrick, Feinstein
          2 Park Avenue
          New York, New York  10016
          Attn:  Jeffrey H. Kaufman, Esq.

          If to Subordinate Mortgagee or Vornado:

          Vornado Realty Trust
          Park 80 West, Plaza II
          Saddle Brook, New Jersey  07663
          Attn:  Chief Financial Officer

          With a copy sent simultaneously to:

          Sullivan & Cromwell
          250 Park Avenue
          New York, New York 10177
          Attn:     Patricia A. Ceruzzi, Esq.
                    and Janet Geldzahler, Esq.

               -and-

          Steven Roth, Chairman of the Board
          Vornado Realty Trust
          Park 80 West, Plaza II
          Saddle Brook, New Jersey 07663


     All notices and other communications shall be deemed to have been duly given on (i) the date of delivery, if personally delivered, (ii) the first business day following the date of delivery to overnight delivery service, if by overnight delivery service, (iii) three (3) days following posting, if transmitted by U.S. certified or registered mail, (iv) the date of transmission with confirmed answerback if transmitted by telex, or (v) on the date a legible copy is received by the addressee, if transmitted by telecopier or facsimile machine, whichever shall first occur. Any party may change its address for purposes hereof by notice to the other parties given in accordance with the provision hereof.

     19. No Waiver. No failure to exercise and no delay in exercising on the part of Senior Mortgagee of any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in any of the Senior Loan Documents shall be cumulative and shall not be exclusive of any rights or remedies provided by law. No right of Senior Mortgagee to enforce the provisions contained in this Agreement shall be impaired by any act or failure to act by Subordinate Mortgagee or any Obligor.

     20. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to conflicts of law of principles.

     21. Termination. This Agreement shall terminate and cease to be any further force or effect upon payment in full of the Senior Debt; provided, however, that this Agreement shall be reinstated if at any time payment of all or any part of the Senior Debt is rescinded or otherwise must be restored or returned by Senior Mortgagee upon the insolvency, bankruptcy or reorganization of Borrower or any Obligor or otherwise as though such payment had not been made.

     22.  Assignment.

     22.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assignees; provided, however, that the foregoing shall not be construed to release any Obligor from, or modify or otherwise affect any provision(s) contained in any of the Senior Mortgages or any of the other Senior Loan Documents, prohibiting the direct or indirect sale or other transfer of any Property or any interest therein or in any Obligor, or making any such sale or transfer a Default or Event of Default under any of the Senior Loan Documents.

     22.2 If Senior Mortgagee shall sell, assign or transfer its right, title and interest under any Senior Mortgage, then any assignee of such Senior Mortgage shall be entitled to all the benefits of this Agreement.

     23. Waiver of Trial by Jury. The parties hereto agree that any suit, action or proceeding, whether claim or counterclaim, brought by any party on or with respect to this Agreement or any document relating hereto or the dealings of the parties with respect hereto or thereto, shall be tried only by a court and not by a jury. Each party hereby knowingly, voluntarily and intentionally waive any right to a trial by jury in any such suit, action or proceeding. Obligors and Subordinate Mortgagee acknowledge and agree that this Paragraph is a specific and material aspect of this Agreement and that Senior Mortgagee would not extend credit to Borrower if the waivers set forth in this section were not a part of this Agreement.

     24. Deed-in-Lieu. If, after the occurrence of an Event of Default under any of the Senior Loan Documents, Senior Mortgagee and any one or more Obligors shall enter into an agreement whereby Senior Mortgagee agrees to accept the transfer of title to it or its designee of all or any part of any Property or interests covered by any one or more of the Senior Mortgages in satisfaction for all or any part of the then outstanding Senior Debt, then simultaneously with such transfer of title to Senior Mortgagee or its designee, Subordinate Mortgagee will execute and deliver to Senior Mortgagee, instrument(s) in recordable form and otherwise in form and substance reasonably satisfactory to Senior Mortgagee, releasing, satisfying and discharging of record all Subordinate Mortgages and all other mortgages and liens, if any, held by Subordinate Mortgagee, its successors or assigns, and covering all or any part of the same property or property interests which are being transferred as aforesaid to Senior Mortgagee; and Subordinate Mortgagee hereby grants to Senior Mortgagee an irrevocable power of attorney, coupled with an interest, to execute and deliver in the name of Subordinate Mortgagee the aforementioned instrument(s) which Subordinate Mortgagee fails to execute and deliver to Senior Mortgagee within ten (10) days after Senior Mortgagee shall have given written notice to Subordinate Mortgagee, requesting its execution and delivery of such instrument(s) pursuant to this paragraph.

     25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     26.  Miscellaneous.

     26.1 The purpose of this Agreement is to define the relative rights of Senior Mortgagee and Subordinate Mortgagee, and this Agreement shall not impair or otherwise affect in any way the obligations of any Obligor under any of the Senior Loan Documents and/or Subordinate Loan Documents, which obligations are absolute and unconditional.

     26.2 If any provision of this Agreement shall conflict with any provision of the Senior Loan Documents or the Subordinate Loan Documents, then the provisions of this Agreement shall control.

     26.3 Subordinate Mortgagee agrees that it will not modify, amend or supplement any of the Subordinate Loan Documents in any manner that would adversely affect any of the rights and remedies of Senior Mortgagee hereunder or under any of the Senior Loan Documents.

     26.4 No provision of this Agreement shall be waived, amended or supplemented except by a written instrument signed by the party or parties against whom enforcement of such waiver, amendment or supplement is sought.

     26.5 Vornado agrees to cause Subordinate Mortgagee to duly and timely observe and perform all of the terms, covenants and conditions required under this Agreement to be observed or performed on the part of Subordinate Mortgagee. If Subordinate Mortgagee defaults in performing or observing any of the terms, covenants or conditions to be performed or observed on its part under this Agreement, Senior Mortgagee shall have the right to all available legal and equitable remedies and other relief. In addition, Subordinate Mortgagee and Vornado, jointly and severally, agree to indemnify and hold harmless Senior Mortgagee from and against (a) all damages, losses and liabilities suffered or incurred by Senior Mortgagee as the result of any such default, and (b) all costs and expenses (including reasonable attorneys' fees and disbursements) incident to the matters referred to in the preceding clause
(a), whether or not litigation is commenced.

     26.6 This Agreement is not intended to or shall be construed to make Senior Mortgagee a joint venturer or partner of Subordinate Mortgagee.
Neither party hereto shall hold itself out as a partner, agent or affiliate of the other party hereto.

     26.7 If any provision of this Agreement shall be invalid or unenforceable to any extent, then the other provisions of this

Agreement shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

     26.8 For purposes of this Agreement, Vornado Realty Trust and any Affiliate of it shall be deemed to be an Affiliate of Subordinate Mortgagee.

     26.9 Borrower hereby acknowledges that (i) the aggregate rate of interest (including the loan fees) on the Senior Loan and the Subordinate Loan reflects good faith, arm's length negotiations involving the Borrower; and (ii) the rate of interest on (and the loan fee associated with) the Senior Loan was arrived at by good faith, arm's length negotiations between Senior Mortgagee and Borrower. Borrower acknowledges that the interest rate accruing on (and the loan fee associates with) the Subordinate Loan is intended to compensate Subordinate Mortgagee for making the Subordinate Loan and incurring the increased risk of making a subordinate loan to Borrower.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                   VORNADO LENDING CORP.



                         By:  /s/ Joseph Macnow
                              ---------------------
                              Name:
                              Title: Vice President

                              VORNADO REALTY TRUST



                         By:  /s/ Joseph Macnow
                              ---------------------
                              Name:
                              Title: Vice President



                              FIRST FIDELITY BANK, NATIONAL ASSOCIATION



                         By:  /s/ Joseph Tkac
                              ---------------------
                              Name:
                              Title: Vice President



Borrower is signing below to
acknowledge its consent to
Section 26.9 only.

ALEXANDERS, INC.


By:  /s/ Stephen Mann
     ----------------
     Name:
     Title: Chairman